WRITTEN ACTION OF A MAJORITY
                             OF THE SHAREHOLDERS OF
                         MEDICAL MEDIA TELEVISION, INC.
                  IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

         The undersigned, being the majority shareholder of Medical Media Television, Inc., a Florida corporation (the "Company"), hereby take the following actions, in lieu of a Special Meeting of Shareholders:

         1. Previous Board Approval of Articles of Amendment to Articles of Incorporation. The board of directors of the Company unanimously approved the Articles of Amendment to the Articles of Incorporation to increase the Company's authorized common shares from 100,000,000 to 250,000,000 (copy attached hereto as Exhibit "A").

         2. Recommendation of Articles of Amendment to Articles of Incorporation. The board of directors of the Company recommends that the Company's majority shareholder approve the Articles of Amendment to the Articles of Incorporation as presented.

         3. Approval of Articles of Amendment to Articles of Incorporation by Majority Shareholder. The Company's majority shareholder representing a total of 25,181,552 shares of the total shares of Common Stock outstanding of 46,121,302 (55%) hereby approve the Articles of Amendment to the Articles of Incorporation and direct that it be filed with the Florida Department of State as soon as practicable.

         4. Approval of Articles of Amendment to Articles of Incorporation by Vicis Capital Master Fund. Pursuant to the approval provisions for corporate changes outlined in loan documents between the Company and Vicis Capital Master Fund, Vicis Capital Master Fund hereby approves the Articles of Amendment to the Articles of Incorporation.

         5. Procedural Matters. The appropriate officers of the Company are hereby authorized to institute the effectiveness of the Articles of Amendment to the Articles of Incorporation and to perform such other acts as may be deemed necessary or appropriate to carry out the intent and purpose of the foregoing.

         6. Counterparts. This written action may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and be means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Dated:   April 18, 2007



                             By:  /s/ Keith M. Hughes (Chief Financial Officer)
                                  ---------------------------------------------
                                      Vicis Capital Master Fund, Shareholder
                                      Shares Owned:  25,181,552


                              By: /s/ Keith M. Hughes (Chief Financial Officer)
                                  ---------------------------------------------
                                      Vicis Capital Master Fund